Exhibit 99.1

Fulgent Reports First Quarter 2023 Financial Results

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Total Revenue of $66.2 million
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Record Core Revenue of $62.7 million, growth of 150% year-over-year
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Raises Full Year 2023 Core Revenue Guidance to $250 million

EL MONTE, CA, May 5, 2023 — Fulgent Genetics, Inc. (NASDAQ: FLGT) (“Fulgent” or the “Company”), a technology-based company with a well-established clinical diagnostic business and a therapeutic development business, today announced financial results for its first quarter ended March 31, 2023.

First Quarter 2023 Results:

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Total Revenue of $66.2 million
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Core Revenue1 grew 150% year-over-year to $62.7 million
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GAAP loss of $15.3 million, or $0.52 per share
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Non-GAAP loss of $6.5 million, or $0.22 per share
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Adjusted EBITDA loss of $7.2 million
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Cash, cash equivalents, and investments in marketable securities, excluding investment pending cash settlement, of $867.8 million as of March 31, 2023

Note:

1)
Core Revenue excludes revenue from COVID-19 testing products and services including COVID-19 NGS testing revenue.

Non-GAAP income (loss), non-GAAP income (loss) per share, and adjusted EBITDA income (loss) are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Commenting on the results, Ming Hsieh, Chairman of the Board and Chief Executive Officer, said, “We are off to a strong start in 2023, with strength in our core genetics business across our three main areas -- precision diagnostics, anatomic pathology, and pharma services. We are encouraged by the early interest in our expanded carrier screening through Beacon787. In our therapeutics business, we look forward to sharing Phase 1b data next month at the American Society of Clinical Oncology annual meeting for our lead drug candidate, FID-007, in various cancers, and furthering this clinical program.”

Paul Kim, Chief Financial Officer, added, “We are raising our guidance for the year due to our outperformance in the first quarter. While we are still not guiding to COVID-19 revenue, we are pleased with our results in the core business and continue to see financial strength. Our cash position continues to afford us the flexibility to be opportunistic and strategic in building a sustainable business for the long-term.”

Outlook:

For the second quarter of 2023, Fulgent expects:

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Core Revenue of approximately $62 million

For the full year 2023, Fulgent now expects:

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Core Revenue of approximately $250 million
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GAAP loss of approximately $2.50 per share

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Non-GAAP loss of approximately $1.25 per share

Conference Call Information

Fulgent will host a conference call for the investment community today at 8:30 AM ET (5:30 AM PT) to discuss its first quarter 2023 results. The call may be accessed through a live audio webcast in the Investor Relations section of the Company’s website, http://ir.fulgentgenetics.com. An audio replay will be available at the same location.

Note Regarding Non-GAAP Financial Measures

Certain information set forth in this press release, including non-GAAP income (loss), non-GAAP income (loss) per share, and adjusted EBITDA income (loss) are non-GAAP financial measures. Fulgent believes this information is useful to investors because it provides a basis for measuring the performance of the Company’s business, excluding certain income or expense items that management believes are not directly attributable to the Company’s operating results. Fulgent defines non-GAAP income (loss) as net income (loss) calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP, plus amortization of intangible assets, plus restructuring costs, plus acquisition-related costs, including banking fees and legal fees associated with acquisitions, plus equity-based compensation expense, plus or minus the non-GAAP tax effect, and plus or minus other charges or gains, as identified, that management believes are not representative of the Company’s operations. The non-GAAP tax effect is calculated by applying the statutory corporate tax rate on the amortization of intangible assets, restructuring costs, acquisition-related costs, and equity-based compensation expense. Fulgent defines adjusted EBITDA income (loss) as GAAP income (loss) plus or minus interest (expense) income, plus or minus provisions (benefits) for income taxes, plus restructuring costs, plus acquisition-related costs, plus equity-based compensation expense, plus depreciation and amortization, and plus or minus other charges or gains, as identified, that management believes are not representative of the Company’s operations. Fulgent may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA income (loss); accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of net income (loss) in evaluating the Company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent may not be comparable to similarly titled metrics reported by other companies.

About Fulgent

Fulgent is a technology-based company with a well-established clinical diagnostic business and a therapeutic development business. Fulgent’s clinical diagnostic business offers molecular diagnostic testing services, comprehensive genetic testing, and high-quality anatomic pathology laboratory services designed to provide physicians and patients with clinically actionable diagnostic information to improve the quality of patient care. Fulgent’s therapeutic development business is focused on developing drug candidates for treating a broad range of cancers using a novel nanoencapsulation and targeted therapy platform designed to improve the therapeutic window and pharmacokinetic profile of new and existing cancer drugs. The Company aims to transform from a genomic diagnostic business into a fully integrated precision medicine company.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: future performance; guidance regarding expected quarterly and annual financial results, core revenues, GAAP loss, and non-GAAP loss; evaluations and judgments regarding the stability of certain revenue sources, momentum, vision, future opportunities and future growth the Company’s testing services and technologies and expansion; the Company’s identification and evaluation of opportunities and its ability to capitalize on opportunities, capture market share, or expand its presence in certain markets; and the Company’s ability to continue to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on management’s current assumptions, expectations, and beliefs concerning future developments and their potential effect on the Company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the market potential for, and the rate and degree of market adoption of, the Company’s tests, including its Beacon787 panel; its ability to maintain turnaround times and otherwise keep pace with rapidly changing technology; the Company’s ability to maintain the low internal costs of its business model; the Company’s ability to maintain an acceptable margin; risks related to volatility in the Company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the Company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the Company’s revenue; the Company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests and testing services; the Company’s level of success in establishing and obtaining the intended benefits from partnerships, strategic investments, joint ventures, acquisitions, or other relationships; the success of the Company’s development efforts, including the Company’s ability to progress its candidates through clinical trials on the timelines expected; the Company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; and the Company’s ability to protect its proprietary technology and intellectual property. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the Company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The Company’s reports filed with the U.S. Securities and Exchange Commission, or the SEC, including its annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on the Company’s website upon their filing with the SEC. These reports contain more information about the Company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release.

Investor Relations Contact:

The Blueshirt Group

Melanie Solomon, melanie@blueshirtgroup.com

FULGENT GENETICS, INC.
Condensed Consolidated Balance Sheet Data
March 31, 2023 and December 31, 2022
(in thousands)

	March 31,	December 31,
	2023	2022
ASSETS:
Cash and cash equivalents	$66,172	$79,506
Investments in marketable securities	805,146	773,377
Accounts receivable, net	43,549	52,749
Property, plant, and equipment, net	79,083	81,353
Other assets	382,817	399,068
Total assets	$1,376,767	$1,386,053
LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and other liabilities	$107,848	$116,178
Total stockholders’ equity	1,268,919	1,269,875
Total liabilities & equity	$1,376,767	$1,386,053

FULGENT GENETICS, INC.
Condensed Consolidated Statement of Operations Data
Three Months Ended March 31, 2023 and 2022
(in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2023	2022
Revenue	$66,168	$320,268
Cost of revenue (1)	47,357	77,725
Gross profit	18,811	242,543

Operating expenses:
Research and development (1)	9,782	5,989
Selling and marketing (1)	10,083	7,940
General and administrative (1)	21,802	25,775
Amortization of intangible assets	1,968	906
Total operating expenses	43,635	40,610
Operating (loss) income	(24,824)	201,933
Interest and other income, net	3,775	45
(Loss) income before income taxes	(21,049)	201,978
(Benefit from) provision for income taxes	(5,200)	48,421
Net (loss) income from consolidated operations	(15,849)	153,557
Net loss attributable to noncontrolling interests	509	422
Net (loss) income attributable to Fulgent	$(15,340)	$153,979

Net (loss) income per common share attributable to Fulgent:
Basic	$(0.52)	$5.09
Diluted	$(0.52)	$4.93

Weighted average common shares:
Basic	29,536	30,234
Diluted	29,536	31,240

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$2,394	$1,465
Research and development	3,448	1,921
Selling and marketing	1,361	825
General and administrative	3,062	1,405
Total equity-based compensation expense	$10,265	$5,616

FULGENT GENETICS, INC.
Non-GAAP Income (Loss) Reconciliation
Three Months Ended March 31, 2023 and 2022
(in thousands, except per share data)
	Three Months Ended March 31,
	2023	2022
Net (loss) income attributable to Fulgent	$(15,340)	$153,979
Amortization of intangible assets	1,968	906
Equity-based compensation expense	10,265	5,616
Non-GAAP tax effect (1)	(3,425)	(1,826)
Non-GAAP (loss) income attributable to Fulgent	$(6,532)	$158,675

Net (loss) income per common share attributable to Fulgent:
Basic	$(0.52)	$5.09
Diluted	$(0.52)	$4.93

Non-GAAP (loss) income per common share attributable to Fulgent:
Basic	$(0.22)	$5.25
Diluted	$(0.22)	$5.08

Weighted average common shares:
Basic	29,536	30,234
Diluted	29,536	31,240

(1) Tax rates as follows:
Corporate tax rate of 28% for the three months ended March 31, 2023 and March 31, 2022.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three Months Ended March 31, 2023 and 2022
(in thousands)
	Three Months Ended March 31,
	2023	2022
Net (loss) income attributable to Fulgent	$(15,340)	$153,979
Interest (income) expense, net	(3,772)	739
(Benefit from) provision for income taxes	(5,200)	48,421
Equity-based compensation expense	10,265	5,616
Depreciation and amortization	6,879	4,695
Adjusted EBITDA	$(7,168)	$213,450